Exhibit 99.1
Heliogen Extends Limited Duration Stockholders Rights Plan

PASADENA, Calif., April 16, 2024 -- Heliogen, Inc. (“Heliogen” or the “Company”) (OTCQX: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that its Board of Directors (the “Board”) adopted an amendment to its existing limited duration stockholder rights plan (as amended, the “Rights Plan”) to extend the duration of the Rights Plan and reduce the exercise price of the rights.

Julie Kane, Chair of the Board, stated “Heliogen continues to experience a significant and ongoing dislocation in the trading price of its common stock. The extension of the Rights Plan is intended to enable all of our stockholders to realize the long-term value of their investment, particularly in light of the Company’s previously announced consideration of strategic alternatives. The Rights Plan should reduce the likelihood that any person or group gains control of Heliogen through open market accumulation without paying all stockholders an appropriate control premium or without providing the Board sufficient time to make informed judgments and take actions that are in the best interests of all stockholders.”

The Board did not adopt the extension to the Rights Plan in response to a specific takeover threat. In addition, the Rights Plan does not prevent the Board from engaging with parties or accepting an acquisition proposal if the Board believes that it is in the best interests of Heliogen and all of its stockholders. The Rights Plan is similar to other plans adopted by publicly held companies in comparable circumstances, and does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board to redeem the rights.

The Rights Plan, as amended, will automatically expire on April 17, 2025 unless the rights are earlier redeemed by the Company. The rights will be exercisable only if a person or group (an “acquiring person”), other than an “exempt person” (as described in the Rights Plan), acquires or launches a tender or exchange offer to acquire beneficial ownership (which includes certain synthetic equity interests) of 12.5% or more of the Company’s outstanding common stock (20% for certain passive institutional investors as described in the Rights Plan). Any stockholders with beneficial ownership of the Company’s outstanding common stock above the applicable threshold as of the time of this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. Once the rights become exercisable, each right will entitle its holder (other than the acquiring person, whose rights will become void) to purchase, for $26.40, additional shares of the Company’s common stock having a market value of twice such exercise price. In addition, the Rights Plan has customary flip-over and exchange features.

Except as otherwise set forth in the Amendment, the terms of the Rights Plan are unchanged and remain in full force and effect.

Additional information regarding the Amendment to the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”).

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023 and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Louis Baltimore
VP, Strategic Finance & Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
media@heliogen.com